LOAN AGREEMENT

         This agreement is made this 14th day of December, 1998, between Union Bankshares, Ltd., a Delaware corporation (the "Borrower"), and Union Bank & Trust, a state chartered bank in Colorado (the "Subsidiary Bank") and Exchange National Bank (the "Bank"), having its principal office at 11301 Nall Avenue, Leawood, Kansas.

         Subject to the terms and conditions of this Agreement and the Note and Security Agreement issued hereunder, the Bank agrees to extend credit to the Borrower in an amount not to exceed Three Million Dollars ($3,000,000).

         1. PROMISSORY NOTE. The loan to be made hereunder will be evidenced by the Note which will be payable on the following terms:

                  1.1 TYPE. The Note will be in the form of a Revolving Line of Credit with interest due quarterly as described in Section 1.2 and with principal due at maturity as described in Section 1 .3.

                  1.2 INTEREST. The interest rate will be equal to "Prime" as published in The Wall Street Journal, Midwest Edition, under the column "Money Rates" under the heading "Prime", and adjusting from time to time effective the same day a rate change occurs with the Prime Rate. Interest will be payable commencing December 31, 1998 and on the last day of each quarter thereafter. The interest rate will be calculated on the basis of the actual days elapsed in a 365/360 day year.

                  1.3 MATURITY. The entire unpaid balance of the Note and all accrued interest will be due and payable on December 31, 1999. During the pendency of any "Material Adverse Change" as defined in Section 4, the Bank may, upon written notice to the Borrower, declare the entire principal amount outstanding on the Note, together with accrued interest thereon, to be immediately due and payable.

                  1.4 RENEWAL. It is the Bank's expectation that, upon the maturity date of December 31, 1999 and each December 31st thereafter, the Note will be renewed at the Prime Rate.

                  1.5 FEE FOR NON-USAGE. A fee of one-quarter of one percent (0.25%) will be charged in arrears for the annual average non-usage of the Revolving Line of Credit.


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                  1.6      OTHER EVENTS OF DEFAULT. Subject to the provisions of
                           Section 7, each of the following shall constitute an event of default under this Agreement.

                           1.6.1 Borrower fails to pay when due any amount payable on the Note.

                           1.6.2 The Borrower or the Subsidiary Bank which have signed any instrument, document or agreement evidencing any of the Obligations, as defined in the security agreement, is dissolved or liquidated.

                           1.6.3 Borrower makes an assignment for the benefit of its creditors, ceases to operate its business, or files or has filed against it a petition for relief under the United States Bankruptcy Code or any other federal or state law pertaining to the relief of debtors or a receiver is appointed with respect to any of the Collateral.

                           1.6.4 There is a levy on, seizure or attachment to any of the Collateral.

                           1.6.5 Any warranty or representation made herein or furnished to Bank pursuant hereto by or on behalf of Borrower or Subsidiary Bank is found to have been false or untrue in any material respect when made or furnished, and the result is that the ability of Borrower to meet its Obligations hereunder is materially adversely affected.

                           1.6.6 Borrower fails to perform any covenant or agreement in the Note and the Security Agreement executed in connection with the Loan Agreement which are not in specific conflict to this agreement and the result is that the ability of Borrower to meet its Obligations hereunder is materially adversely affected, provided that Borrower shall be entitled to cure such breach within a period of ninety (90) days from receipt of a notice of default from the Bank.

         2. COLLATERAL SECURITY. Payment of the Note will be secured by a first pledge and security interest covering 100% (470 shares) of the capital stock of the Subsidiary Bank, (the"Collateral").

         3. CONDITIONS OF LENDING. Until payment in full of the Note, the Borrower agrees that, unless the Bank otherwise consents in


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                  writing, the Borrower will perform or cause to be performed the following:

                  3.1 RECORDS. Accurate books and records of account will be maintained by the Borrower and the Subsidiary Bank in accordance with sound accounting practices consistently applied, and the Bank and its designated representatives will have the right to examine such books and records, and to discuss the affairs, finances, accounts, and content of such books and records of the Borrower and the Subsidiary Bank.

                  3.2 FINANCIAL STATEMENTS. Furnish within ninety (90) days after the close of each fiscal year of the Borrower, complete copies of the balance sheets as of the close of such fiscal year and the profit and loss statements and surplus reconciliations of the Borrower for such fiscal year prepared in accordance with sound accounting principles by accountants and in form satisfactory to the Bank.

                  3.3 REPORTS. Furnish within thirty (30) days after each filing thereof: (a) copies of the FRY-6 Annual Report of the Borrower to the Federal Reserve System; and
                           (b) copies of all Consolidated Reports of Condition and Consolidated Reports of Income and Call Reports filed by the Subsidiary Bank with the appropriate regulatory agency.

                  3.4 OTHER INFORMATION. Such other information concerning the Borrower and Subsidiary Bank as the Bank might reasonably request.

         4. ADVERSE CHANGE. The Borrower will immediately advise the Bank of any requirement by the regulatory authorities for additional capital in the Subsidiary Bank, or the institution of any agreement, order, or proceeding between any regulatory authority and the Borrower or Subsidiary Bank, whether or not such agreement, order, or proceeding is agreed to by the Borrower or Subsidiary Bank. The Borrower will immediately advise the Bank of any significant litigation or other matters, including Y2K, which if adversely determined would reasonably be expected to result in a material change in the financial condition of the Borrower or the Subsidiary Bank. Any event requiring such notice, if not cured in all material respects within a reasonable period of time, satisfactory to the Bank, shall constitute a "Material Adverse Change" hereunder.

         5. CHANGE IN MANAGEMENT. Any change in the management of the Borrower or any merger or consolidation with or into another


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                  corporation or other disposition of all or substantially all of the assets of the Borrower, without prior written consent of the Bank, shall constitute an event of default and upon such an occurrence the Bank may demand the entire obligation of the Borrower to be immediately due and payable. Borrower agrees to immediately notify Bank of any such change in management.

         6. CAPITAL INJECTION. In the event additional capital shall be injected in Subsidiary Bank, whether by capital note, stock, or in other form, such capital note, stock or other instrument shall be immediately pledged to the Bank.

         7. DEFAULT. If default shall be made in the due observance or performance of any terms, covenants or agreements in this Agreement, the Bank may demand the entire obligation of the Borrower to be due and payable, provided that Borrower shall be entitled to cure such breach within a period of ninety (90) days from receipt of a notice of default from the Bank. No failure on the part of the Bank to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof.

         8. GOVERNING LAW. This Agreement and the rights and obligations of the parties shall be governed by and interpreted in accordance with the laws of the state of Kansas.

         9. ENTIRE AGREEMENT. THIS AGREEMENT INCLUDING THE EXHIBIT HERETO IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN BORROWER AND BANK. THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THOSE OF ANY AGREEMENT OR COMMITMENT ENTERED INTO IN CONNECTION HEREWITH, THE TERMS OF THIS AGREEMENT SHALL GOVERN.

                  ALL OF THE TERMS OF THE FINAL AGREEMENT OF THE PARTIES NOT SET FORTH ABOVE OR WHICH VARY ANY TERMS SET FORTH ABOVE, INCLUDING ANY PREVIOUS ORAL AGREEMENTS ARE AS FOLLOWS:

                  NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES EXISTS.


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         IN WITNESS WHEREOF, the parties have executed and delivered this agreement effective on the date first above written.

Exchange National Bank                  Union Bankshares, Ltd.
                                        a Delaware Corporation

/s/ Calvin Kleinmann                    /s/ Bruce E. Hall
--------------------------------        --------------------------------
Calvin Kleinmann                        Bruce E. Hall
Executive Vice President                Vice President & Chief Financial
                                        Officer


Union Bank & Trust


/S/ Herman J. Zueck
--------------------------------
Herman J. Zueck
Chairman & Chief Executive
Officer


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